Exhibit 4.1

AMENDMENT NO. 7 TO
RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 7 TO RECEIVABLES SALE AGREEMENT, dated as of March 1, 2011 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation, as a seller (“GECC”), Polaris Acceptance, an Illinois general partnership, as a seller (“PA”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).

BACKGROUND

CDF, BAC, GECC, PA and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Sale Agreement”).  All of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Sale Agreement.

SECTION 2.  Amendment.

(a)           The following definition shall be added to Section 1.1 of the Receivables Sale Agreement in the appropriate alphabetical order:

““Syndicated Financing Agreement” means any Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement among a Dealer and a syndicate of lenders, including an Originator; provided, that such Originator’s interest in the Receivables and related Collateral Security subject to such agreement is senior or pari passu in all respects with the interest of each lender party to such agreement.”

(b)           The definition of “Defaulted Receivables” in Section 1.1 of the Receivables Sale Agreement is amended by deleting the phrase “and any Designated Ineligible Receivables” where it appears therein.

(c)           The definition of “Designated Ineligible Receivable” in Section 1.1 of the Receivables Sale Agreement is deleted in its entirety.

(d)           The definition of “Financing Agreement” in Section 1.1 of the Receivables Sale Agreement is amended and restated in its entirety as follows:

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““Financing Agreement” means a Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement, including, for the avoidance of doubt, any such agreement that is a Syndicated Financing Agreement.

(e)           The definition of “NSF” in Section 1.1 of the Receivables Sale Agreement is deleted in its entirety.

(f)           The definition of “Permitted Encumbrances” in Section 1.1 of the Receivables Sale Agreement is amended and restated in its entirety as follows:

““Permitted Encumbrances” means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Issuer; (d) any Lien created or permitted by any Related Document; (e) any Lien created by any Participation Agreement; (f) any Lien created by any Syndicated Financing Agreement; and (g) any security interests in Products or Accounts Receivable that are subordinate to the security interests securing the related Receivables.”

(g)           The second sentence of Section 2.1(a) of the Receivables Sale Agreement is amended and restated to read in its entirety as follows:

“The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements, the Floorplan Agreements, any Participation Agreement or any Syndicated Financing Agreement or any obligation to any Dealer or any Manufacturer.”

(h)           The last sentence of paragraph 3(a) of Exhibit A to the Receivables Sale Agreement is amended and restated in its entirety to read as follows:

“The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements, the Floorplan Agreements, any Participation Agreement or any Syndicated Financing Agreement or any obligation to any Dealer or any Manufacturer.”

SECTION 3.  Representations and Warranties.  In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)           Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

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(b)           Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4.  Binding Effect; Ratification.

(a)           This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Receivables Sale Agreement, as amended hereby, remains in full force and effect.  On and after the date hereof, each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement, as amended hereby.

(c)           Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Reaffirmation of Originator Performance Guaranty.  GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account the Receivables Sale Agreement as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.

SECTION 6.  Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as a Seller By: /s/ John E. Peak Name: John E. Peak Title: Vice President

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BRUNSWICK ACCEPTANCE COMPANY, LLC, as a Seller By: /s/ John E. Peak Name: John E. Peak Title: Management Committee Member POLARIS ACCEPTANCE, as a Seller

 Amendment No. 7 to
Receivables Sale Agreement

POLARIS ACCEPTANCE, as a Seller By: /s/ John E. Peak Name: John E. Peak Title: Management Committee Member

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Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as a Seller By: /s/ Thomas A. Davidson Name: Thomas A. Davidson Title: Attorney-in-Fact

GENERAL ELECTRIC CAPITAL CORPORATION, as the Performance Guarantor By: /s/ Thomas A. Davidson Name: Thomas A. Davidson Title: Attorney-in-Fact

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CDF FUNDING, INC., as the Buyer By: /s/ John E. Peak Name: John E. Peak Title: Vice President

 Amendment No. 7 to
Receivables Sale Agreement